UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: April 24, 2014
(Date of earliest event reported): April 22, 2014

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(866) 248-4344
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2014, the Compensation Committee of the Board of Directors of Sunoco Partners LLC (the "Company"), which is the general partner of Sunoco Logistics Partners L.P. (the “Partnership”), approved the following actions:

•	termination of the Sunoco Partners LLC Annual Short-Term Incentive Bonus Plan, dated as of January 1, 2013, and

•
adoption of the Sunoco Partners LLC Amended and Restated Annual Short-Term Incentive Bonus Plan, which shall be effective for the year commencing January 1, 2014 and which provides the terms under which management and employees of the Company may earn annual cash awards through the achievement of performance and target goals.

The foregoing brief description is qualified in its entirety by reference to the Sunoco Partners LLC Amended and Restated Annual Short-Term Incentive Bonus Plan, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay Senior Vice President, General Counsel and Corporate Secretary
April 24, 2014
Philadelphia, PA